EXHIBIT 99.1

PACIFIC COAST NATIONAL BANCORP RESTATES SECOND QUARTER 2006 FINANCIAL STATEMENTS TO CORRECT TREATMENT OF STOCK-BASED COMPENSATION

SAN CLEMENTE, California - Pacific Coast National Bancorp (OTC:PCST.OB) has today filed its amended Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006 to restate its previously issued unaudited financial statements at and for the quarter and six months ended June 30, 2006 to correct errors related to accounting for stock-based compensation expenses. The error did not affect the financial statements for any prior periods.

In connection with the company's investigation of the circumstances giving rise to the restatement, the company determined that the error resulted from an incorrect interpretation of Statement of Financial Accounting Standards No. 123 (revised), “Share-Based Payments”. This error did not relate to the company's overall valuation of the stock options granted in the second quarter of 2006 under the Black-Scholes-Merton option pricing model, but rather related to the portion of such value that the company determined was required to be expensed in the second quarter of 2006 under FAS 123R, as shown in the financial statements included in the company's June 30, 2006 Quarterly Report on Form 10-QSB.

After further review and analysis, and discussions with its independent auditors, the company has determined that its consolidated statement of operations should reflect approximately $933,900 in compensation expense attributable to employee stock options granted from May 16, 2005 through June 30, 2006. As a result of the restatement, the company's net loss has increased, by $683,455, or $0.30 per share, for the three months ended June 30, 2006 and for the six months ended June 30, 2006. The consolidated statement of operations originally disclosed approximately $250,444 in compensation expense attributable to employee stock options granted from May 16, 2005 through June 30, 2006.

None of the adjustments resulting from the restatement has any impact on cash balances for any period. However, the company's unaudited consolidated statement of cash flows has been restated to reflect the restated net loss and adjustments. There were no other changes to the cash flows statement. The company's unaudited consolidated balance sheet has been restated to reflect an increase in the company's accumulated deficit account as a result of the $683,455 increase in the company's net loss and to reflect a corresponding $683,455 increase to the company's additional paid-in capital account in accordance with Statement of Financial Accounting Standards No. 123 (revised).

In light of the restatement of the company's consolidated financial statements, the company has concluded that as of June 30, 2006 effective disclosure controls and procedures were not maintained over the amounts to be expensed attributable to employee stock options in its consolidated statements of operations. Accordingly, management determined that this control deficiency constitutes a material weakness. A material weakness is a control deficiency, or a combination of control deficiencies, that result in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

As of the date of this press release, the company has fully remediated this material weakness. The company will monitor all new accounting pronouncements and make a determination whether sufficient expertise exists within the company to evaluate and apply the standards set forth in such new accounting pronouncements. In the event that management determines that additional resources are necessary to evaluate the impact of the new accounting pronouncements on the company's financial statements, management will engage a qualified accounting firm to assist management in the implementation of the new accounting pronouncements.

About Pacific Coast National Bancorp

Pacific Coast National Bancorp is a bank holding company headquartered in San Clemente, California. It operates through its wholly-owned subsidiary Pacific Coast National Bank, a national banking association with offices in San Clemente and Encinitas, California. Additional information is available at www.pacificcoastnationalbank.com.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 relating to the outcome of the restatement described herein and the audit committee’s investigation of the facts and events relating to such restatement. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs, and certain assumptions made by the company, and there can be no assurance concerning the outcome of future events. Actual results may differ materially. Among the reasons which could cause actual results to differ materially are: the potential impact of the restatement on our business and reputation, as well as other factors identified in the company's reports filed with the Securities and Exchange Commission, including its reports on forms 10-KSB and 10-QSB.

Contact:

Terry Stalk
Chief Financial Officer
Pacific Coast National Bancorp
(949) 361-4300
tstalk@pcnbonline.com